NEWS RELEASE

AEROFLEX ANNOUNCES SECOND QUARTER FISCAL 2012 RESULTS

PLAINVIEW, New York — February 9, 2012 — Aeroflex Holding Corp. ("Aeroflex") (NYSE: ARX), a leading global provider of high performance microelectronic components, and test and measurement equipment, today announced its financial results for the second quarter of fiscal 2012, which ended December 31, 2011.

Net sales for the second quarter of fiscal 2012 were $171.1 million, up approximately 10% sequentially from the first quarter of fiscal 2012. AMS net sales were $84.6 million and ATS net sales were $86.5 million in the second quarter of fiscal 2012. Operating income was $8.2 million and net income (loss) was $(535,000), or $(0.01) per share, in the second quarter of fiscal 2012.

Non-GAAP operating income was $27.8 million, Adjusted EBITDA was $32.4 million and Non-GAAP net income per share was $0.15 in the second quarter. For the second quarter, the book-to-bill ratio was approximately 1-to-1.

“I am pleased that we exceeded our expectations this quarter,” said Len Borow, Chief Executive Officer of Aeroflex. “Contributing to our success were shipments of several prototype PXI lines to wireless test customers in Asia which we believe are a prelude for future business. We continued to build upon our success in AMS with significant contract wins across our high reliability and high performance microelectronics business.” Mr. Borow added, “Our unique technology and strong product portfolio allows both our AMS and ATS businesses to remain at the forefront of their respective industries.”

The following tables present selected financial information for the three and six months ended December 31, 2011 and 2010 prepared in accordance with generally accepted accounting principles (“GAAP”) and on a basis other than GAAP (“Non-GAAP”). The GAAP and Non-GAAP effective tax rates in fiscal 2012 were 31% and 35%, respectively. The GAAP and Non-GAAP effective tax rates in fiscal 2011 were 59% and 31%, respectively. The GAAP and the Non-GAAP tax rates are a result of Aeroflex’s geographic mix of pre-tax income. These rates were applied to the respective pre-tax income (loss) for the three and six month periods. A reconciliation between GAAP and Non-GAAP amounts is presented at the end of this press release.

Selected GAAP Results

(In thousands, except percentages and per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net sales	$171,138	$181,579	$326,022	$337,510

Gross profit	85,691	94,840	164,210	174,666
Gross margin	50.1%	52.2%	50.4%	51.8%

Operating income (loss)	8,246	(5,351)	8,784	(2,148)

Net income (loss)	$(535)	$(11,403)	$(5,577)	$(17,220)

Net income (loss) per common share:
Basic	$(0.01)	$(0.15)	$(0.07)	$(0.25)
Diluted	$(0.01)	$(0.15)	$(0.07)	$(0.25)

Weighted average number of common shares outstanding:
Basic	84,804	74,034	84,797	69,517
Diluted	84,804	74,034	84,797	69,517

Selected Non-GAAP Results

(In thousands, except percentages and per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net sales	$171,138	$181,603	$326,022	$337,558

Gross profit	$85,693	$95,214	$164,202	$175,843
Gross margin	50.1%	52.4%	50.4%	52.1%

Operating income	27,801	39,522	46,785	65,049

Net income	$12,591	$14,328	$19,598	$18,090

Net income per common share:
Basic	$0.15	$0.19	$0.23	$0.26
Diluted	$0.15	$0.19	$0.23	$0.26

Weighted average number of common shares outstanding:
Basic	84,804	74,034	84,797	69,517
Diluted	84,814	74,034	84,802	69,517

Adjusted EBITDA	$32,385	$44,494	$56,139	$74,540

Business Outlook

Mr. Borow added, “Despite our success this quarter, the economic uncertainties surrounding our wireless end markets, the European economy and uncertainty in defense spending has made visibility more challenging and our future outlook more cautious.” For the fiscal third quarter ending March 31, 2012, Aeroflex expects net sales to be between $167 million and $177 million, GAAP net income (loss) to be between $(650,000) and $2 million, Adjusted EBITDA to be between $31 million and $35 million, GAAP net income (loss) per share to be between $(0.01) and $0.02, and Non-GAAP net income per share to be between $0.14 and $0.17.

For the full fiscal year ending June 30, 2012, Aeroflex expects net sales to be between $700 million and $720 million, GAAP net income to be between $12 million and $17 million, Adjusted EBITDA to be between $147 million and $155 million, GAAP net income per share to be between $0.14 and $0.20, and Non-GAAP net income per share to be between $0.73 and $0.79.

The range of expected GAAP and Non-GAAP net income (loss) per share for the fiscal third quarter and the full fiscal year was calculated using GAAP and Non-GAAP effective tax rates of 31% and 35%, respectively.

Non-GAAP Presentation

This press release contains Non-GAAP financial measures that are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures: (i) are not based on any comprehensive set of accounting rules or principles; and (ii) have limitations in that they do not reflect all of the amounts associated with Aeroflex's results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate Aeroflex's results of operations in conjunction with the corresponding GAAP measures.

Aeroflex believes that the presentation of Non-GAAP financial measures, when shown in conjunction with the corresponding GAAP measures, provides useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations because they exclude certain non-cash charges or items that management does not believe are reflective of its ongoing operating results when assessing the performance of its business.

Aeroflex believes that these Non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among its peer companies. However, its peer companies may calculate similar Non-GAAP financial measures differently than Aeroflex, limiting the information’s usefulness as comparative measures.

Webcast and Conference Call Information

Aeroflex will host a live webcast and conference call at 8:15 a.m. eastern standard time on Thursday, February 9th during which management will discuss the financial results. To participate in the live webcast, please visit the events page of the website located at http://ir.aeroflex.com. Please plan to join five to ten minutes before the start of the webcast to facilitate a timely connection. If you are unable to participate and would like to hear a replay of the call, an audio replay of the webcast will be available on the Aeroflex website for approximately 90 days or can be accessed telephonically for domestic callers at (888) 286-8010 or internationally at (617) 801-6888 with pass code 46532525.

About Aeroflex

Aeroflex Holding Corp. is a leading global provider of high performance microelectronic components, and test and measurement equipment used by companies in the space, avionics, defense, commercial wireless communications, medical and other markets.

Forward-looking Statements

All statements other than statements of historical fact included in this press release regarding Aeroflex’s business strategy and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex’s management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, adverse developments in the global economy; changes in government spending; dependence on growth in customers’ businesses; the ability to remain competitive in the markets Aeroflex serves; the inability to continue to develop, manufacture and market innovative, customized products and services that meet customer requirements for performance and reliability; any failure of suppliers to provide raw materials and/or properly functioning component parts; the inability to meet covenants contained in debt agreements; the termination of key contracts, including technology license agreements, or loss of key customers; the inability to protect intellectual property; the failure to comply with regulations such as International Traffic in Arms Regulations and any changes in regulations; the failure to realize anticipated benefits from completed acquisitions, divestitures or restructurings, or the possibility that such acquisitions, divestitures or restructurings could adversely affect Aeroflex; the loss of key employees; exposure to foreign currency exchange rate risks; and terrorist acts or acts of war. Such statements reflect the current views of management with respect to the future and are subject to these and other risks, uncertainties and assumptions. Aeroflex does not undertake any obligation to update such forward-looking statements. Any projections in this release are based on limited information currently available to Aeroflex, which is subject to change. Although any such projections and the factors influencing them will likely change, Aeroflex will not necessarily update the information, since Aeroflex will only provide guidance at certain points during the year.

Contact:

Andrew Kaminsky

Aeroflex Holding Corp.

(516) 752-6401

andrew.kaminsky@aeroflex.com

Aeroflex Holding Corp. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

 (In thousands, except per share data)

	Three Months Ended December 31,
	2011	2010

Net sales	$171,138	$181,579
Cost of sales	85,447	86,739
Gross profit	85,691	94,840

Operating expenses:
Selling, general and administrative costs	38,445	38,266
Research and development costs	22,420	21,656
Amortization of acquired intangibles	15,665	15,843
Termination of Sponsor Advisory Agreement	-	18,133
Restructuring charges	915	6,293
Total operating expenses	77,445	100,191
Operating income (loss)	8,246	(5,351)

Other income (expense):
Interest expense	(8,560)	(20,713)
Loss on extinguishment of debt and write-off of deferred financing costs	-	(25,178)
Gain from a bargain purchase of a business	-	173
Other income (expense), net	(398)	(378)
Total other income (expense), net	(8,958)	(46,096)

Income (loss) before income taxes	(712)	(51,447)
Provision (benefit) for income taxes	(177)	(40,044)
Net income (loss)	$(535)	$(11,403)

Net income (loss) per common share:
Basic	$(0.01)	$(0.15)
Diluted	$(0.01)	$(0.15)

Weighted average number of common shares outstanding:
Basic	84,804	74,034
Diluted	84,804	74,034

Aeroflex Holding Corp. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Six Months Ended December 31,
	2011	2010

Net sales	$326,022	$337,510
Cost of sales	161,812	162,844
Gross profit	164,210	174,666

Operating expenses:
Selling, general and administrative costs	75,979	74,969
Research and development costs	46,695	43,814
Amortization of acquired intangibles	31,401	31,806
Termination of Sponsor Advisory Agreement	-	18,133
Restructuring charges	1,351	8,092
Total operating expenses	155,426	176,814
Operating income (loss)	8,784	(2,148)

Other income (expense):
Interest expense	(17,134)	(41,951)
Loss on extinguishment of debt and write-off of deferred financing costs	-	(25,178)
Gain from a bargain purchase of a business	-	173
Other income (expense), net	(693)	(407)
Total other income (expense), net	(17,827)	(67,363)

Income (loss) before income taxes	(9,043)	(69,511)
Provision (benefit) for income taxes	(3,466)	(52,291)
Net income (loss)	$(5,577)	$(17,220)

Net income (loss) per common share:
Basic	$(0.07)	$(0.25)
Diluted	$(0.07)	$(0.25)

Weighted average number of common shares outstanding:
Basic	84,797	69,517
Diluted	84,797	69,517

Selected Segment Data

(In thousands except percentages)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net sales:
Microelectronic solutions ("AMS")	$84,592	$89,225	$166,397	$166,530
Test solutions ("ATS")	86,546	92,354	159,625	170,980
Total net sales	$171,138	$181,579	$326,022	$337,510

Gross profit:
- AMS	$42,280	$44,696	$83,302	$83,415
- ATS	43,411	50,144	80,908	91,251
Total gross profit	$85,691	$94,840	$164,210	$174,666

Gross Margin:
- AMS	50.0%	50.1%	50.1%	50.1%
- ATS	50.2%	54.3%	50.7%	53.4%
Total gross margin	50.1%	52.2%	50.4%	51.8%

Aeroflex Holding Corp. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,	June 30,
	2011	2011

Assets
Current assets:
Cash and cash equivalents	$64,370	$66,278
Accounts receivable, less allowance for doubtful accounts of $1,114 and $1,210	148,668	168,141
Inventories	182,560	186,370
Deferred income taxes	54,617	51,855
Prepaid expenses and other current assets	13,020	10,044
Total current assets	463,235	482,688

Property, plant and equipment, net of accumulated depreciation of $92,640 and $82,581	100,709	105,162
Deferred financing costs, net	14,395	15,289
Other assets	29,598	29,000
Intangible assets with definite lives, net	151,160	183,614
Intangible assets with indefinite lives	113,838	114,730
Goodwill	462,956	465,443

Total assets	$1,335,891	$1,395,926

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$7,635	$7,635
Accounts payable	26,176	48,737
Advance payments by customers and deferred revenue	26,395	25,859
Income taxes payable	-	8,371
Accrued payroll expenses	17,047	22,063
Accrued expenses and other current liabilities	37,028	45,772
Total current liabilities	114,281	158,437

Long-term debt	714,125	717,750
Deferred income taxes	115,615	117,150
Defined benefit plan obligations	5,685	5,539
Other long-term liabilities	14,532	13,526
Total liabilities	964,238	1,012,402

Stockholders' equity:
Preferred stock, par value $.01 per share; 50,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, par value $.01 per share; 300,000,000 shares authorized; 84,824,064 and 84,789,180 shares issued and outstanding	848	848
Additional paid-in capital	646,163	644,262
Accumulated other comprehensive income (loss)	(40,731)	(32,536)
Accumulated deficit	(234,627)	(229,050)
Total stockholders' equity	371,653	383,524

Total liabilities and stockholders' equity	$1,335,891	$1,395,926

Aeroflex Holding Corp. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended December 31,
	2011	2010

Cash flows from operating activities:
Net income (loss)	$(5,577)	$(17,220)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	41,804	41,534
Loss on extinguishment of debt and write-off of deferred financing costs	-	25,178
Deferred income taxes	(754)	(55,926)
Share-based compensation	1,730	1,026
Non - cash restructuring charges	-	4,860
Amortization of deferred financing costs	1,009	2,839
Paid in kind interest	-	2,434
Other, net	1,100	2,019
Change in operating assets and liabilities, net of effects from purchases of businesses:
Decrease (increase) in accounts receivable	17,994	13,629
Decrease (increase) in inventories	1,349	(24,214)
Decrease (increase) in prepaid expenses and other assets	(1,533)	(1,088)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(38,706)	(6,128)

Net cash provided by (used in) operating activities	18,416	(11,057)

Cash flows from investing activities:
Payments for purchase of businesses, net of cash acquired	(5,106)	(23,591)
Capital expenditures	(9,494)	(11,213)
Proceeds from sale of marketable securities	-	2,000
Proceeds from the sale of property, plant and equipment	79	741

Net cash provided by (used in) investing activities	(14,521)	(32,063)

Cash flows from financing activities:
Net proceeds from issuance of common stock	-	244,097
Repurchase of senior unsecured notes and senior subordinated unsecured term loans, including premiums and fees	-	(207,690)
Payment of contingent consideration related to business acquisition	(948)	-
Debt repayments	(3,625)	(21,458)
Deferred financing costs	(115)	(3,332)

Net cash provided by (used in) financing activities	(4,688)	11,617

Effect of exchange rate changes on cash and cash equivalents	(1,115)	1,483

Net increase (decrease) in cash and cash equivalents	(1,908)	(30,020)
Cash and cash equivalents at beginning of period	66,278	100,663
Cash and cash equivalents at end of period	$64,370	$70,643

Aeroflex Holding Corp. and Subsidiaries

Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income

(In thousands)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Operating income (loss) -GAAP	$8,246	$(5,351)	$8,784	$(2,148)
Amortization of acquired intangibles	15,665	15,843	31,401	31,806
Impact of purchase accounting adjustments	70	450	140	1,397
Merger related expenses	-	507	-	1,222
Restructuring costs and related pro forma savings (a)	1,079	8,211	2,124	11,449
Share-based compensation	1,130	513	1,730	1,026
Termination of Sponsor Advisory Agreement	-	18,133	-	18,133
Other adjustments	1,611	1,216	2,606	2,164
Operating income - non-GAAP	$27,801	$39,522	$46,785	$65,049

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(In thousands)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income (loss) -GAAP	$(535)	$(11,403)	$(5,577)	$(17,220)
Amortization of acquired intangibles	15,665	15,843	31,401	31,806
Impact of purchase accounting adjustments	70	450	140	1,397
Merger related expenses	-	507	-	1,222
Restructuring costs and related pro forma savings (a)	1,079	8,211	2,124	11,449
Share-based compensation	1,130	513	1,730	1,026
Termination of Sponsor Advisory Agreement	-	18,133	-	18,133
Loss on extinguishment of debt and write-off of deferred financing costs	-	25,178	-	25,178
Gain from a bargain purchase of a business	-	(173)	-	(173)
Amortization of deferred financing costs	507	1,646	1,009	2,839
Other adjustments	1,611	1,904	2,606	2,852
Tax impact of adjustments	(6,936)	(46,481)	(13,835)	(60,419)
Net income -non-GAAP	$12,591	$14,328	$19,598	$18,090

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(In thousands)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income (loss) -GAAP	$(535)	$(11,403)	$(5,577)	$(17,220)
Interest expense	8,560	20,713	17,134	41,951
Provision (benefit) for income taxes	(177)	(40,044)	(3,466)	(52,291)
Depreciation and amortization	20,830	20,648	41,804	41,534
EBITDA	28,678	(10,086)	49,895	13,974

Non-cash purchase accounting adjustments	-	391	-	1,046
Merger related expenses	-	507	-	1,222
Restructuring costs and related pro forma savings (a)	1,079	8,211	2,124	11,449
Share-based compensation	1,130	513	1,730	1,026
Termination of Sponsor Advisory Agreement	-	18,133	-	18,133
Loss on extinguishment of debt and write-off of deferred financing costs	-	25,178	-	25,178
Gain from a bargain purchase of a business	-	(173)	-	(173)
Other defined items (b)	1,498	1,820	2,390	2,685
Adjusted EBITDA (c)	$32,385	$44,494	$56,139	$74,540

(a)	Primarily reflects costs associated with the reorganization of our European operations and consolidation of certain of our U.S. components facilities. Pro forma savings reflect the costs that we estimate would have been eliminated during the fiscal year in which a restructuring occurred had the restructuring occurred as of the first day of that fiscal year.

(b)	Reflects other adjustments required in calculating our debt covenant compliance. These other defined items include legal fees related to litigation, business acquisition costs and pro forma EBITDA for periods prior to the acquisition dates for companies acquired during the respective fiscal year.

(c)	Pro forma savings of $164,000 and $773,000 were applicable to the three and six months ended December 31, 2011, respectively, and relate to restructuring activities recorded throughout fiscal 2012. The portion of pro forma savings that was applicable to the three months ended September 30, 2011 ($609,000) was not reflected in our Adjusted EBITDA as reported in our September 30, 2011 report on Form 10-Q. Pro forma savings of $1.9 million and $3.4 million were applicable to the three and six months ended December 31, 2010, respectively, and relate to restructuring activities recorded throughout fiscal 2011. The impact of these savings, when combined with other adjustments of $255,000 and $451,000 for the three and six months ended December 31, 2010, respectively, totaled $2.2 million and $3.8 million for the three and six months ended December 31, 2010, respectively, and were not reflected in our Adjusted EBITDA as reported in our September 30, 2010 and December 31, 2010 reports on Form 10-Q.